Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	David Christensen, CFO, 507-387-3355
Jennifer Spaude, Investor Relations, 507-386-3765

HickoryTech Reports Fourth-Quarter and Full-Year 2008 Results

Net Income Increased, Debt Reduced, Shares Repurchased

•                  Enventis services revenue increased - 68 percent for network services; 19 percent for transport services in the fourth quarter

•                  Telecom sector broadband revenue grew 20 percent in the fourth quarter

•                  Long-term debt declined $4.4 million from the previous quarter

•                  Company purchased 393,000 shares of HickoryTech stock for $2.4 million

MANKATO, Minn., March 3, 2009—HickoryTech Corp. (Nasdaq: HTCO) today reported financial results for the fourth quarter ended Dec. 31, 2008. The Company reported fourth quarter-revenue of $37.7 million, a slight decline from the $38.3 million reported in the fourth quarter of fiscal 2007. Net income for the fourth quarter 2008 totaled $1.7 million or $0.13 per diluted share, a 10 percent increase over the $1.5 million or $0.12 per diluted share reported in the fourth quarter 2007.

“Our fourth-quarter results reflect progress on the strategic growth elements of our business plan combined with a challenging economic environment,” said John Finke, HickoryTech’s president and chief executive officer.  “Our focus on the customer experience and our extensive business and consumer product portfolio position us well to remain strong and competitive in 2009.”

Consolidated results for the fourth quarter fiscal 2008

The Company’s 2008 fourth-quarter operating revenue totaled $37.7 million, a 2 percent decline over the same quarter one year ago, primarily due to a decline in Enventis Sector equipment revenue.

Consolidated operating income for the fourth quarter totaled $4.1 million, a 16 percent decrease compared to the $4.9 million reported in the fourth quarter of 2007. Costs and expenses including depreciation expense totaled $33.6 million and were relatively flat year over year.

Fourth quarter 2008 net income totaled $1.7 million, or 13 cents per diluted share, compared to $1.5 million, or $0.12 cents per share, in the fourth quarter of 2007.  Improvement in income tax expense offset the decline in operating income during the fourth quarter.

Telecom Sector (before inter-segment eliminations), as compared to same period 2007

Fourth quarter 2008 Telecom Sector revenue totaled $18.3 million versus $18.8 million.  The Telecom Sector continues to incur increasing competition, which is driving declines in local service and network access, partly offset by growth in broadband services.

•                  Broadband revenue of $2.9 million increased 20 percent compared to $2.4 million one year ago.  This revenue, which includes DSL, data and digital TV services, again outpaced the decline in local service revenue.  The upward growth trend in DSL subscribers continued with a 7 percent increase, totaling 18,696 subscribers.  Digital TV subscribers increased 29 percent to 8,368.

•                  Network access revenue was $6.3 million, a decline of $739,000.  Fourth quarter 2008 included one-time, negative adjustments of $244,000 associated with distribution of cost-based revenue.

•                  Local service revenue declined 4 percent, primarily due to competition and the economy.  Local voice lines declined 9 percent, inflated by the loss of one Centrex business customer.  Excluding this customer, local line loss would have been 6.9 percent.

- more -

Enventis Sector (before intersegment eliminations), as compared to same period 2007

Fourth quarter 2008 Enventis Sector revenue of $19.6 million was flat year over year.  Enventis operating income for the fourth quarter totaled $1.1 million, a decrease of 48 percent. Enventis net income declined 26 percent.  The Company’s plan to invest in Enventis services growth resulted in higher costs and a decline in net income.

•                  Enterprise Network Services (ENS) equipment sales in the fourth quarter 2008 totaled $8.9 million, a decrease of $2.7 million or 24 percent.

•                  ENS services revenue, which includes monitoring and support services, increased 68 percent to $4.2 million.

•                  Enventis Transport Services (ETS) revenue increased 19 percent to $6.5 million, attributed to strong wholesale and retail transport growth including national MPLS services and an increased demand for Enventis’ SingleLink™ Unified Communications solution.

•                  Enventis’ SingleLink™ Unified Communications solution continues to build momentum offering a cost-effective centrally managed and hosted VoIP-based communications system for users across multiple locations.

•                  Enventis cost-of-services expense increased in the fourth quarter and fiscal year 2008. This cost increase was planned, and in support of the $7.7 million growth in Enventis services, which are primarily recurring revenues under contract.

Consolidated results for fiscal 2008

•                  For the fiscal year ending Dec. 31, 2008, HickoryTech reported revenue of $153.2 million, a 2 percent decrease from 2007.  Excluding the one-time interexchange carrier settlement recorded in 2007, fiscal 2008 revenue declined 1 percent.

•                  HickoryTech net income for fiscal 2008 totaled $8 million, or $0.61 per diluted share, a 7 percent decline in net income from 2007.  Excluding the one-time settlement in 2007, net income would have increased 7 percent in 2008.

•                  Operating income for fiscal 2008 totaled $20.2 million, down 13 percent from 2007, or down 5 percent excluding the one-time 2007 settlement.

•                  Telecom Sector revenue totaled $73.2 million, down 5 percent compared to 2007 revenue, or down 2 percent excluding the one-time 2007 settlement.

•                  Enventis Sector revenue totaled $80 million, flat with 2007 revenue. Enventis services revenue increased 27 percent in 2008.

•                  Lower-interest expense and income-tax expense partially offset the lower operating income of 2008.

Capital expenditures, debt and cash

HickoryTech reported capital expenditures of $5.3 million for the fourth quarter of 2008 and $17.7 million for the full year. Investments supported fiber and IP network upgrades, Digital TV expansion, the Mankato data center and the addition of network collocations in Minneapolis.  Fiscal 2008 investments were in line with reported 2007 expenditures of $17.5 million.  The debt balance (long-term and current portion) totaled $127 million as of Dec. 31, 2008, a $2.2 million decrease from the beginning of the fiscal year and a $4.4 million decrease from the previous quarter. In addition, the Company had $1.6 million of cash on the Dec. 31, 2008 year-end balance sheet.

In the fourth quarter of fiscal 2008, the Company purchased 393,000 shares of HickoryTech common stock for $2.4 million.  As of Dec. 31, 2008, HickoryTech has 12,992,000 shares outstanding.  Additionally, during the fourth quarter the Company announced an 8 percent increase in its fourth quarter dividend to 13 cents per share.

Future outlook

HickoryTech provided the following information related to its 2009 full-year outlook:

•                  Revenue is expected to range from $153 million to $159 million

•                  Net income is expected to range from $7 million to $7.8 million

•                  CAPEX is expected to range from $17 million to $19 million annual

•                  Cash flow expected to reduce year-end 2009 debt balance to a range from $124 million to $127 million

“We are cautious as we enter fiscal 2009,” continued Finke.  “While there remain many uncertainties regarding relief within the economic environment, we have set a future outlook that we believe is attainable and reflects HickoryTech’s position of strength.  That said, should the economy move slowly out of recession, our outlook may change as the year progresses.”

Conference call

HickoryTech will host a conference call and webcast on Wednesday, March 4, 2009 at 9 a.m. CT.  The dial-in number for the call is 866-770-7146 (U.S. and Canada) and the participant pass code is “HickoryTech.”  A simultaneous Webcast of the call and downloadable presentation will be available through a link on the Investor Relations page at www.hickorytech.com.

About HickoryTech

HickoryTech Corporation (NASDAQ:  HTCO), headquartered in Mankato, Minn., offers integrated communication products and services to business and residential customers over a regional fiber network. The company, founded in 1898, has approximately 430 employees. The Telecom Sector, with facilities-based operations in Minnesota and Iowa, offers local voice, long distance, high-speed Internet, Digital TV and IP networking services to residential and business customers. In addition, the Telecom Sector develops telecom and carrier access billing solutions and customer management systems. Enventis provides IP-based voice, data and network solutions to businesses across in a five-state region. For more information, visit www.hickorytech.com.

Forward looking statement

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities laws.

Consolidated Statement of Operations

(unaudited)

	Three Months Ended			For Year Ended
	December 31%			December 31%
	2008	2007	Change	2008	2007	Change
(Dollars in thousands)
Revenues:
Telecom Sector	$18,148	$18,715	-3%	$73,199	$76,847	-5%
Enventis Sector
Equipment	8,912	11,651	-24%	43,514	51,046	-15%
Services	10,610	7,895	34%	36,462	28,756	27%
Total Enventis Sector	19,522	19,546	0%	79,976	79,802	0%
Total revenues	37,670	38,261	-2%	153,175	156,649	-2%

Costs and Expenses:
Cost of sales, equipment, excluding depreciation and amortization	7,750	9,762	-21%	37,355	45,340	-18%
Cost of services, excluding depreciation and amortization	14,244	12,049	18%	52,004	44,881	16%
Selling, general and administrative expenses	6,198	6,617	-6%	22,984	24,244	-5%
Depreciation	5,108	4,657	10%	19,479	17,847	9%
Amortization of intangibles	264	290	-9%	1,127	1,157	-3%
Total costs and expenses	33,564	33,375	1%	132,949	133,469	0%

Operating income	4,106	4,886	-16%	20,226	23,180	-13%

Interest and other income	12	88	-86%	93	287	-68%
Interest expense	(1,821)	(1,880)	-3%	(6,870)	(8,121)	-15%

Income before income taxes	2,297	3,094	-26%	13,449	15,346	-12%
Income taxes	618	1,563	-60%	5,420	6,711	-19%
Income from continuing operations	1,679	1,531	10%	8,029	8,635	-7%

Discontinued operations
Loss from operations of discontinued component	—	(13)	-100%	—	(40)	-100%
Income tax benefit	—	(6)	-100%	—	(16)	-100%
Loss from discontinued operations	—	(7)	-100%	—	(24)	-100%

Net income	$1,679	$1,524	10%	$8,029	$8,611	-7%

Reconciliation of operating income to EBITDA:
Operating income	$4,106	$4,886	-16%	$20,226	$23,180	-13%
Add:
Depreciation	5,108	4,657	10%	19,479	17,847	9%
Amortization of intangibles	264	290	-9%	1,127	1,157	-3%
EBITDA	$9,478	$9,833	-4%	$40,832	$42,184	-3%

(Not in thousands)

Basic earnings per share - continuing operations:	$0.13	$0.12	8%	$0.61	$0.65	-6%
Basic loss per share - discontinued operations:	—	—	—	—	—
	$0.13	$0.12	8%	$0.61	$0.65	-6%

Basic weighted average common shares outstanding	13,012,619	13,283,103		13,248,731	13,258,369

Diluted earnings per share - continuing operations:	$0.13	$0.12	8%	$0.61	$0.65	-6%
Diluted loss per share - discontinued operations:	—	—	—	—	—
	$0.13	$0.12	8%	$0.61	$0.65	-6%

Diluted weighted average common and equivalent shares outstanding	13,015,211	13,289,587		13,259,933	13,260,087

Dividends per share	$0.13	$0.12	8%	$0.49	$0.48	2%

Consolidated Balance Sheet

(unaudited)

(Dollars and share amounts in thousands)	December 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$1,626	$171
Receivables, net of allowance for doubtful accounts of $905 and $1,184	26,292	28,357
Inventories	8,674	7,054
Income tax receivable	566	1,013
Deferred income taxes	2,064	1,334
Prepaid expenses	1,409	1,713
Other	1,114	1,196
Total current assets	41,745	40,838

Investments	4,066	3,830

Property, plant and equipment	338,510	322,249
Accumulated depreciation	(187,157)	(169,318)
Property, plant and equipment, net	151,353	152,931

Other assets:
Goodwill	25,239	25,239
Intangible assets, net	856	1,983
Deferred costs and other	2,249	2,674
Total other assets	28,344	29,896

Total assets	$225,508	$227,495

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Extended term payable	$10,474	$14,443
Accounts payable	3,133	4,538
Accrued expenses and other	8,001	7,740
Deferred revenue	6,205	5,158
Current maturities of long-term obligations	1,621	731
Total current liabilities	29,434	32,610

Long-term liabilities:
Debt obligations, net of current maturities	125,384	128,475
Financial derivative instruments	3,286	1,451
Accrued income taxes	7,517	7,747
Deferred income taxes	18,282	14,901
Deferred revenue	1,646	1,527
Accrued employee benefits and deferred compensation	10,210	8,852
Total long-term liabilities	166,325	162,953

Total liabilities	195,759	195,563

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock, no par value, $.10 stated value shares authorized: 100,000
Shares issued and outstanding: 12,992 in 2008 and 13,285 in 2007	1,299	1,329
Additional paid-in capital	11,504	11,031
Retained earnings	20,199	20,639
Accumulated other comprehensive (loss)	(3,253)	(1,067)
Total shareholders’ equity	29,749	31,932

Total liabilities and shareholders’ equity	$225,508	$227,495

Telecom Sector Recap

(unaudited before intersegment eliminations)

	Three Months Ended			For Year Ended
	December 31%			December 31%
(Dollars in thousands)	2008	2007	Change	2008	2007	Change

Revenues:
Local Service	$4,000	$4,167	-4%	$16,296	$17,089	-5%
Network Access	6,330	7,069	-10%	25,859	30,892	-16%
Long Distance	1,079	1,191	-9%	4,563	5,068	-10%
Data	1,933	1,728	12%	7,561	6,900	10%
Internet	1,245	1,192	4%	4,723	4,612	2%
Digital TV	949	667	42%	3,422	2,273	51%
Directory	1,034	1,033	0%	4,119	3,854	7%
Bill Processing	768	610	26%	3,325	2,474	34%
Intersegment	179	133	35%	644	467	38%
Other	810	1,058	-23%	3,331	3,685	-10%
Total Telecom Revenues	$18,327	$18,848	-3%	$73,843	$77,314	-4%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$18,148	$18,715		$73,199	$76,847
Intersegment	179	133		644	467
	18,327	18,848		73,843	77,314
Costs and expenses:
Cost of services, excluding depreciation and amortization	7,691	8,086	-5%	31,141	30,893	1%
Selling, general and administrative expenses	3,446	3,380	2%	13,521	13,407	1%
Depreciation and amortization	4,143	3,900	6%	16,136	15,218	6%
Operating income	$3,047	$3,482	-12%	$13,045	$17,796	-27%

Net income	$2,256	$1,909	18%	$8,104	$10,460	-23%

Capital expenditures	$3,020	$4,210	-28%	$11,102	$11,489	-3%

Key Metrics
Business access lines	25,274	27,403	-8%
Residential access lines	33,757	37,428	-10%
Total access lines	59,031	64,831	-9%
Long distance customers	38,458	40,956	-6%
DSL customers	18,696	17,427	7%
Digital TV customers	8,368	6,487	29%

Enventis Sector Recap

(unaudited before intersegment eliminations)

	Three Months Ended			For Year Ended
	December 31%			December 31%
(Dollars In thousands)	2008	2007	Change	2008	2007	Change
Revenue before eliminations:
ENS equipment	$8,912	$11,651	-24%	$43,514	$51,046	-15%
ENS services	4,152	2,466	68%	12,387	8,292	49%
ETS services	6,458	5,429	19%	24,075	20,464	18%
Intersegment	111	141	-21%	515	440	17%
	$19,633	$19,687	0%	$80,491	$80,242	0%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$19,522	$19,546		$79,976	$79,802
Intersegment	111	141		515	440
	$19,633	$19,687		$80,491	$80,242
Cost of sales, equipment (excluding depreciation and amortization)	7,750	9,762	-21%	37,355	45,340	-18%
Cost of services (excluding depreciation and amortization)	6,877	4,205	64%	21,894	14,767	48%
Selling, general and administrative expenses	2,650	2,497	6%	9,801	9,476	3%
Depreciation and amortization	1,214	1,037	17%	4,417	3,755	18%

Operating income	$1,142	$2,186	-48%	$7,024	$6,904	2%
Net income	$916	$1,236	-26%	$4,369	$4,074	7%

Capital expenditures	$2,093	$1,899	10%	$6,408	$5,928	8%

Enventis Product Line

	Three Months Ended December 31
	Enterprise Network Services (ENS)%			Enventis Transport Services (ETS)%
(Dollars in thousands)	2008	2007	Change	2008	2007	Change

Revenue before intersegment eliminations:
Equipment	$8,912	$11,651	-24%	$—	$—	—
Services	4,152	2,466	68%	6,458	5,429	19%
Intersegment	—	—	—	111	141	-21%
	$13,064	$14,117	-7%	$6,569	$5,570	18%

Cost of sales, equipment (excluding depreciation and amortization)	7,749	9,656	-20%	1	106	-99%
Cost of services (excluding depreciation and amortization)	3,429	1,285	167%	3,448	2,920	18%
Selling, general and administrative expenses	1,437	1,472	-2%	1,213	1,025	18%
Depreciation and amortization	149	118	26%	1,065	919	16%

Operating income	$300	$1,586	-81%	$842	$600	40%
Net income	$276	$917	-70%	$640	$319	101%

Capital expenditures	$16	$69	-77%	$2,077	$1,830	13%

	For Year Ended December 31
	Enterprise Network Services (ENS)%			Enventis Transport Services (ETS)%
(Dollars in thousands)	2008	2007	Change	2008	2007	Change

Revenue before intersegment eliminations:
Equipment	$43,514	$51,046	-15%	$—	$—	—
Services	12,387	8,292	49%	24,075	20,464	18%
Intersegment	—	—	—	515	440	17%
	$55,901	$59,338	-6%	$24,590	$20,904	18%

Cost of sales, equipment (excluding depreciation and amortization)	37,342	45,001	-17%	13	339	-96%
Cost of services (excluding depreciation and amortization)	10,102	4,539	123%	11,792	10,228	15%
Selling, general and administrative expenses	5,264	5,115	3%	4,537	4,361	4%
Depreciation and amortization	515	494	4%	3,902	3,261	20%

Operating income	$2,678	$4,189	-36%	$4,346	$2,715	60%
Net income	$1,670	$2,478	-33%	$2,699	$1,596	69%

Capital expenditures	$468	$587	-20%	$5,940	$5,341	11%

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